Exhibit 99(n)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Statements” in the Prospectus and to the incorporation by reference in this registration statement (Form N-2)(Post-Effective Amendment No. 4 to File No. 811-22802), of FS Global Credit Opportunities Fund of our report dated February 26, 2014, with respect to the financial statements included in the 2013 Annual Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 15, 2014